Exhibit 99.1

Rafael Holdings Reports Second Quarter Fiscal Year 2021 Results

NEWARK, NJ – March 17, 2021: Rafael Holdings, Inc., (NYSE: RFL), reported revenue of $1.0 million and a loss per share of $0.50 for the second quarter of its 2021 fiscal year, the three months ended January 31, 2021.

Q2 FY 2021 Consolidated Financial and Operational Highlights

•	Revenue of $1.0 million, generated by Rafael Holdings’ real estate portfolio, decreased from $1.2 million in the year-ago quarter due, in part, to the sale of its building in Piscataway, NJ.
•	Loss per share of $0.50 compared to a loss per share of $0.08 in the year ago quarter primarily due to a $7.0 million impairment of the company’s interest in Altira, as described below.
•	Rafael Holdings’ Board of Directors has appointed Ameet Mallik to become the Company's Chief Executive Office effective May 1, 2021. Howard Jonas, who has served as the company's Chairman and CEO since its inception, will continue as Chairman of the Board and remain an active member of the management team.
•	William "Bill" Conkling has been named Rafael Holdings’ Chief Commercial Officer.
•	On December 7, 2020, the Company acquired the economic rights related to a 33.33% membership interest in Altira, adding to the 33.33% interest purchased in fiscal 2020. As in the first such agreement, the purchase gives the Company an indirect right to receive a 1% royalty on potential net sales of certain Rafael Pharmaceuticals’ products.
•	On December 7, 2020, Rafael Holdings sold 567,437 shares of the Company’s Class B common stock and warrants to purchase an additional 113,487 shares of the Company’s Class B common stock for an aggregate sale price of $13 million.

Q2 FY 2021 – Pharmaceutical Holdings - Recent Developments

Rafael Pharmaceuticals

At January 31, 2021, the Company and its affiliates collectively owned securities representing 51% of the issued and outstanding capital stock of Rafael Pharmaceuticals and approximately 41% on a fully diluted basis including shares beneficially held through its interest in RP Finance, LLC., a funding vehicle. Recent developments announced by Rafael Pharmaceuticals include:

•	The U.S. Food and Drug Administration (FDA) has granted Fast Track designation for Rafael Pharmaceuticals’ lead compound, CPI-613® (devimistat), for the treatment of both metastatic pancreatic cancer and acute myeloid leukemia (AML).
•	Rafael Pharmaceuticals announced that it will initiate a Phase 2 clinical trial of CPI-613®(devimistat) in combination with hydroxychloroquine in patients with clear cell sarcoma of soft tissue. Rafael Pharmaceuticals will begin enrolling patients in partnership with Sara’s Cure and Sarcoma Alliance for Research through Collaboration (SARC).

The FDA has granted Orphan Drug Designation for CPI-613® (devimistat) for the treatment of soft tissue sarcoma. Rafael Pharmaceuticals’ clinical trial will focus on the treatment of relapsed or refractory clear cell sarcoma.

LipoMedix

At January 31, 2021, Rafael Holdings held 68% of the issued and outstanding ordinary shares of LipoMedix, a development-stage Israeli company focused on the development of an innovative, safe and effective cancer therapy based on liposome delivery.

LipoMedix announced that its lead compound, Promitil® (PL-MLP), will be manufactured in the United States by ForDoz Pharma (ForDoz), a specialty pharmaceutical company focused on the development, manufacturing, and commercialization of value-added sterile and complex injectable products.

Barer Institute

The Barer Institute, a wholly owned subsidiary of Rafael Holdings, has identified and begun to develop new therapeutic compounds, including compounds to regulate cancer metabolism, through internal development and in-licensing. It is working to validate newly discovered biomarkers for resistance and sensitivity within its portfolio compounds and to identify certain novel targetable mechanisms of action.

The Barer Institute announced that it had reached an agreement with Princeton University’s Office of Technology Licensing for an exclusive worldwide license to its SHMT (serine hydroxymethyltransferase) inhibitor program and related intellectual property from the laboratory of Professor Joshua Rabinowitz, Department of Chemistry.

Remarks by Howard Jonas, Chairman and CEO of Rafael Holdings

“The progress being made by our pharma partners is highlighted by our Board’s selection of Ameet Mallik to join as CEO of Rafael Holdings beginning on May 1, 2021. Ameet is an extraordinarily capable and accomplished pharma executive with deep knowledge of oncological drug development and commercialization. Together with Bill Conkling, who has joined our team as Chief Commerical Officer, Ameet will lead our effort to realize the potential of Rafael Holdings including its investments in Rafael Pharmaceuticals, LipoMedix, and the Barer Institute.”

About Rafael Holdings, Inc.:

Rafael Holdings is focused on development of novel cancer therapies. The Company is a significant investor in two clinical stage oncology companies, Rafael Pharmaceuticals, Inc. and LipoMedix Pharmaceuticals Ltd. Through its wholly owned Barer Institute subsidiary, the Company is developing a pipeline of compounds focused on the regulation of cancer metabolism. For more information, visit rafaelholdings.com.

Contact:

David Polinsky

Chief Financial Officer, Rafael Holdings, Inc.

P: (212) 658-1450

E: invest@rafaelholdings.com

RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except share and per share data)

	January 31, 2021	July 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,086	$6,206
Trade accounts receivable, net of allowance for doubtful accounts of $117 and $218 at January 31, 2021 and July 31, 2020, respectively	124	267
Due from Rafael Pharmaceuticals	360	118
Prepaid expenses and other current assets	116	273
Assets held for sale	-	2,968
Total current assets	6,686	9,832

Property and equipment, net	43,760	44,433
Equity investment – RP Finance LLC	383	192
Due from RP Finance LLC	3,750	-
Investments – Rafael Pharmaceuticals	79,141	70,018
Investments – Other Pharmaceuticals	477	1,201
Investments – Hedge Funds	8,943	7,510
Deferred income tax assets, net	-	6
In-process research and development and patents	1,575	1,575
Other assets	1,534	1,580
TOTAL ASSETS	$146,249	$136,347

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Trade accounts payable	$495	$921
Accrued expenses	643	1,191
Amount due for purchase of membership interest	9,500	3,500
Other current liabilities	162	115
Due to related parties	29	-
Total current liabilities	10,829	5,727

Other liabilities	33	92
TOTAL LIABILITIES	10,862	5,819

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of January 31, 2021 and July 31, 2020, respectively	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 15,664,476 issued and 15,652,120 outstanding as of January 31, 2021, and 15,034,598 issued and 15,028,536 outstanding as of July 31, 2020	155	149
Additional paid-in capital	142,746	129,136
Accumulated deficit	(25,866)	(16,255)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,761	3,762
Total equity attributable to Rafael Holdings, Inc.	120,804	116,800
Noncontrolling interests	14,583	13,728
TOTAL EQUITY	135,387	130,528
TOTAL LIABILITIES AND EQUITY	$146,249	$136,347

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended January 31,		Six Months Ended January 31,
	2021	2020	2021	2020
REVENUE
Rental – Third Party	$190	$370	$426	716
Rental – Related Party	527	527	1,047	1,047
Parking	122	219	299	443
Other – Related Party	120	120	240	240
Total revenue	959	1,236	2,012	2,446

COSTS AND EXPENSES
Selling, general and administrative	2,767	2,221	5,359	4,262
Research and development	1,568	448	2,083	693
Depreciation and amortization	441	473	878	939
Impairment – Altira	7,000	-	7,000	-
Loss from operations	(10,817)	(1,906)	(13,308)	(3,448)

Interest (expense) income, net	(1)	33	(1)	(31)
Net loss resulting from foreign exchange transactions	-	-	-	(5)
Gain on sale of building	-	-	749	-
Impairment of investments - Other Pharmaceuticals	-	-	(724)	-
Unrealized gain on investments - Hedge Funds	2,489	557	3,433	520
Loss before income taxes	(8,329)	(1,316)	(9,851)	(2,964)
Provision for income taxes	(4)	(12)	(9)	(16)
Equity in earnings of RP Finance	96	-	192	-
Consolidated net loss	(8,237)	(1,328)	(9,668)	(2,980)
Net loss attributable to noncontrolling interests	(72)	(75)	(57)	(129)
Net loss attributable to Rafael Holdings, Inc.	$(8,165)	$(1,253)	$(9,611)	$(2,851)

OTHER COMPREHENSIVE LOSS
Net loss	$(8,237)	$(1,328)	$(9,668)	$(2,980)
Foreign currency translation adjustment	37	(34)	(1)	(28)
Total comprehensive loss	(8,200)	(1,362)	(9,669)	(3,008)
Comprehensive loss attributable to noncontrolling interests	10	(18)	(11)	(16)
Total comprehensive loss attributable to Rafael Holdings, Inc.	$(8,210)	$(1,344)	$(9,658)	$(2,992)

Loss per share
Basic and diluted	$(0.50)	$(0.08)	$(0.60)	$(0.18)

Weighted average number of shares used in calculation of loss per share
Basic and diluted	16,172,421	15,790,400	15,997,571	15,715,442

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended January 31,
	2021	2020
Operating activities
Net loss	$(9,668)	$(2,980)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	878	939
Deferred income taxes	6	12
Net unrealized gain on investments - Hedge Funds	(3,433)	(520)
Impairment of investments - Other Pharmaceuticals	724	-
Impairment – Altira	7,000	-
Equity in earnings of RP Finance	(192)	-
Provision for doubtful accounts	104	48
Stock-based compensation	719	411
Amortization of debt discount	-	54
Gain on sale of building	(749)	-

Change in assets and liabilities:
Trade accounts receivable	39	77
Prepaid expenses and other current assets	157	181
Other assets	46	(38)
Accounts payable and accrued expenses	(933)	(252)
Due from Rafael Pharmaceuticals	(242)	-
Other current liabilities	47
Due to related parties	29	126
Other liabilities	(59)	42
Net cash used in operating activities	(5,527)	(1,900)

Investing activities
Purchase of investment in Altira	(1,000)	-
Purchases of property and equipment	(205)	(456)
Payments to fund RP Finance	(3,750)	-
Proceeds from sale of building	3,658	-
Proceeds related to distribution of Hedge Funds	2,000	-
Investment in Rafael Pharmaceuticals	(9,123)	-
Net cash used in investing activities	(8,420)	(456)

Financing activities
Contribution from noncontrolling interest of consolidated entity	912	-
Proceeds from exercise of options	43	-
Proceeds from issuance of shares	13,000	-
Payments for taxes related to shares withheld for employee taxes	(146)	(116)
Net cash provided by (used in) financing activities	13,809	(116)
Effect of exchange rate changes on cash and cash equivalents	18	(30)
Net decrease in cash and cash equivalents	(120)	(2,502)
Cash and cash equivalents, beginning of period	6,206	12,024
Cash and cash equivalents, end of period	$6,086	$9,522

Supplemental schedule of noncash investing and financing activities
Conversion of LipoMedix bridge notes	$-	$200
Conversions of related party convertible notes payable and accrued interest	$-	$15,668

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